News Release

HOPE BANCORP REPORTS 2022 THIRD QUARTER FINANCIAL RESULTS

LOS ANGELES - October 24, 2022 - Hope Bancorp, Inc. (the “Company”) (NASDAQ: HOPE), the holding company of Bank of Hope (the “Bank”), today reported unaudited financial results for its third quarter and nine months ended September 30, 2022.

For the three months ended September 30, 2022, net income totaled $53.7 million, or $0.45 per diluted common share, compared with $52.1 million, or $0.43 per diluted common share, in the preceding second quarter and $55.5 million, or $0.45 per diluted common share, in the year-ago third quarter.

“We delivered a strong performance for the third quarter of 2022 that demonstrates the significant strides we have made in transforming the profile of our franchise to a lower-risk, high-performing regional bank,” said Kevin S. Kim, Chairman, President and Chief Executive Officer. “We broke new ground yet again with another record high in originations totaling $1.35 billion and representing a well diversified mix with commercial loans accounting for 55% of new loans. Loans receivable grew 6.5% quarter-over-quarter or 11% year-to-date, and together with the increased yields on our interest-earning assets outpacing deposit cost growth, our net interest margin expanded by 13 basis points for the quarter. This, together with the strong loan growth and higher loan yields, resulted in an 8% quarter-over-quarter and 18% year-over-year increase in our net interest income for the third quarter of 2022. We are also pleased that our enhanced credit administration framework is driving ongoing improvements in our asset quality with total nonperforming assets and total criticized loans decreasing 12% and 17%, respectively, quarter-over-quarter. The improved earnings power of Bank of Hope is underscored by the improvements in our pre-provision net revenue, which increased 12% quarter-over-quarter to a record high for the Company.

“As we move forward into the final quarter of the year, our board and management team remain confident in our ability to navigate through the challenges of the current environment and deliver strong financial results for our stockholders for the long term,” said Kim.
Q3 2022 Highlights
•Loan originations totaled a record $1.35 billion, representing a well-diversified mix of new loan production with new commercial loans accounting for 55% of total originations for the quarter.
•Loans receivable increased 6.5% quarter-over-quarter, or 11% year-to-date.
•Criticized loan balances continued its downward trend, decreasing 17% quarter-over-quarter, or 43% year-to-date.
•Total nonperforming assets declined 12% quarter-over-quarter and represented 0.51% of total assets.
•Company recorded a provision for credit losses of $9.2 million, primarily reflecting strong loan growth and increased recessionary risk factors.
•Net interest income increased 8% quarter-over-quarter and 18% year-over-year.
•Net interest margin expanded 13 basis points from the preceding second quarter, benefiting from 4% linked-quarter increase in average loans outstanding and a 59 basis-point expansion in average loan yields.
•Total deposits increased 3.1% quarter-over-quarter, reflecting increases in time deposits.
•Total cost of deposits increased 46 basis points quarter-over-quarter, reflecting the impact of increases in the Federal Funds target rates since June 2022.
•Pre-provision net revenue increased 11.8% quarter-over-quarter to a record high $82.6 million.
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Financial Highlights

	At or for the Three Months Ended
(dollars in thousands, except per share data) (unaudited)	9/30/2022	6/30/2022	9/30/2021
Net income	$53,748	$52,088	$55,499
Diluted earnings per share	$0.45	$0.43	$0.45
Pre-provision net revenue (“PPNR”) (1)	$82,627	$73,919	$65,411
Net interest income before provision (credit) for credit losses	$153,186	$141,538	$130,296
Net interest margin	3.49%	3.36%	3.07%
Noninterest income	$13,355	$12,746	$10,617
Noninterest expense	$83,914	$80,365	$75,502
Net loans receivable	$15,330,626	$14,394,469	$13,281,917
Deposits	$15,502,209	$15,029,630	$15,062,527
Total cost of deposits	0.79%	0.33%	0.26%
Nonaccrual loans(2)	$64,571	$69,522	$54,380
Nonperforming loans to loans receivable(2)	0.62%	0.75%	0.73%
ACL to loans receivable	1.04%	1.04%	1.02%
ACL to nonaccrual loans(2)	248.66%	218.03%	251.52%
ACL to nonperforming assets(2)	165.55%	137.09%	120.33%
Provision (credit) for credit losses	$9,200	$3,200	$(10,000)
Net charge offs (recoveries)	$219	$(930)	$42,678
Return on average assets (“ROA”)	1.17%	1.17%	1.25%
Return on average equity (“ROE”)	10.58%	10.33%	10.61%
ROA (PPNR) (1)	1.79%	1.65%	1.47%
ROE (PPNR) (1)	16.26%	14.66%	12.51%
Return on average tangible common equity (“ROTCE”)(1)	13.77%	13.48%	13.71%
Noninterest expense / average assets	1.82%	1.80%	1.70%
Efficiency ratio	50.39%	52.09%	53.58%

(1) Pre-provision net revenue, ROA (PPNR), ROE (PPNR), and ROTCE are non-GAAP financial measures. Management’s reasons and purposes for using these non-GAAP financial measures are set forth on Table Pages 10 and 11 of this earnings release. A quantitative reconciliation of the Company’s GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Pages 10 and 11.
(2) Excludes delinquent SBA loans that are guaranteed and currently in liquidation.

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Operating Results for the 2022 Third Quarter

Net interest income before provision for credit losses for the 2022 third quarter increased 8% to $153.2 million from $141.5 million in the 2022 second quarter and increased 18% from $130.3 million in the 2021 third quarter. The Company attributed the increase to higher interest income largely due to a favorable shift in our mix of earning assets, as well as higher average balances of loans receivable and an increase in loan yields, partially offset by higher interest expense on deposits.

The net interest margin for the 2022 third quarter increased 13 basis points to 3.49% from 3.36% in the preceding second quarter and increased 42 basis points from 3.07% in the year-ago third quarter, as the expansion of the yields on interest-earning assets outpaced the increase in the cost of deposits.

The weighted average yield on loans for the 2022 third quarter was 4.65%, up 59 basis points from 4.06% in the 2022 second quarter and up 68 basis points from the year-ago third quarter. The Company attributed the quarter-over-quarter increase in weighted average yield on loans to the repricing of its variable rate loans following the increases in the market interest rates, as well as a significant increase in the average rate of new loans originated during the quarter.

The weighted average cost of deposits for the 2022 third quarter increased by 46 basis points to 0.79% from 0.33% in the 2022 second quarter, primarily reflecting a 71 basis point increase in the cost of interest bearing deposits due to the previously mentioned Federal Funds target rate hikes. Compared with the year-ago third quarter, the weighted average cost of deposits for the 2022 third quarter increased 53 basis points from 0.26%, reflecting an 83 basis point increase in the cost of interest bearing deposits.

Noninterest income for the 2022 third quarter increased 5% to $13.4 million from $12.7 million in the 2022 second quarter. Quarter-over-quarter reductions in the net gains on sales of SBA loans and residential mortgage loans were more than offset by increases across most all other noninterest income categories. Most notably, other income and fees increased 94% quarter-over-quarter, which largely reflects higher swap fee income and a reduction in fair value losses on equity investments. During the 2022 third quarter, the Company sold $57.8 million in the guaranteed portion of SBA 7(a) loans and $3.7 million in retail mortgage loans, compared with $70.2 million and $4.1 million, respectively, sold in the preceding second quarter. Noninterest income for the 2022 third quarter increased 26% compared with $10.6 million in the third quarter of 2021, primarily reflecting higher service fees on deposit accounts, as well as other income and fees.

Noninterest expense for the 2022 third quarter increased 4% to $83.9 million from $80.4 million for the preceding second quarter, largely reflecting higher salaries and employee benefits and other noninterest expenses, partially offset by lower credit related expenses. For the 2021 third quarter, noninterest expense totaled $75.5 million.

Salaries and employee benefits expense for the 2022 third quarter increased to $53.2 million from $51.1 million in the preceding second quarter, largely reflecting higher incentive compensation accruals related to the strong financial performance. Salaries and employee benefits expense for the 2021 third quarter totaled $47.0 million.

Other noninterest expense for the 2022 third quarter increased to $10.8 million from $6.3 million in the 2022 second quarter and $6.4 million in the 2021 third quarter, largely reflecting higher earnings credit expenses as a result of recent Fed Fund rate hikes and higher amortization expense related to low-income housing tax credits.

The Company’s efficiency ratio for the 2022 third quarter was 50.39%, compared with 52.09% in the preceding second quarter and 53.58% in the year-ago third quarter. Noninterest expense as a percentage of average assets was 1.82% for the 2022 third quarter, compared with 1.80% for the 2022 second quarter and 1.70% for the 2021 third quarter.

The effective tax rate for the 2022 third quarter was 26.8%, compared with 26.4% for the preceding second quarter and 26.4% in the year-ago third quarter.

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Balance Sheet Summary
New loan originations during the 2022 third quarter totaled $1.35 billion, reflecting a 5% increase over the preceding second quarter and a 34% increase over the year-ago third quarter.

Following are the components of new loan production for the quarters ended September 30, 2022, June 30, 2022, and September 30, 2021.

	For the Three Months Ended
(dollars in thousands) (unaudited)	9/30/2022	6/30/2022	9/30/2021
Commercial real estate	$500,826	$522,093	$488,969
Commercial	732,341	544,639	329,702
SBA	47,428	35,085	115,023
Residential mortgage	67,079	181,408	75,007
Consumer	1,020	2,770	500
Total new loan originations	$1,348,694	$1,285,995	$1,009,201

At September 30, 2022, loans receivable increased 6.5% to $15.49 billion from $14.55 billion at June 30, 2022 and increased 15.4% from $13.42 billion at September 30, 2021.

Total deposits at September 30, 2022 increased 3.1% to $15.50 billion from $15.03 billion at June 30, 2022, largely reflecting an increase in time deposits, and increased 2.9% year-over-year from $15.06 billion at September 30, 2021. Quarter-over-quarter, noninterest bearing demand and money market and NOW deposits decreased 1.7% and 7.2%, respectively, but these decreases were more than offset by a 38.7% increase in time deposits. On a year-over-year basis, noninterest bearing demand deposits at September 30, 2022 decreased 6.9%, money market and NOW deposits increased 0.2%, and time deposits increased 29.3%.

Following is the deposit composition as of September 30, 2022, June 30, 2022 and September 30, 2021:

(dollars in thousands) (unaudited)	9/30/2022	6/30/2022	9/30/2021
Noninterest bearing demand deposits	$5,590,952	$5,689,992	$6,007,586
Money market and other	5,885,093	6,339,467	5,871,567
Saving deposits	317,841	326,927	314,603
Time deposits	3,708,323	2,673,244	2,868,771
Total deposit balances	$15,502,209	$15,029,630	$15,062,527

Following is the deposit composition as a percentage of total deposits and a breakdown of cost of deposits as of and for the quarters ended September 30, 2022, June 30, 2022 and September 30, 2021:

	Deposit Breakdown			Cost of Deposits
(unaudited)	9/30/2022	6/30/2022	9/30/2021	Q3 2022	Q2 2022	Q3 2021
Noninterest bearing demand deposits	36.1%	37.9%	39.9%	—%	—%	—%
Money market and other	38.0%	42.2%	39.0%	1.24%	0.54%	0.40%
Saving deposits	2.0%	2.1%	2.1%	1.18%	1.16%	1.18%
Time deposits	23.9%	17.8%	19.0%	1.27%	0.46%	0.38%
Total deposit balances	100.0%	100.0%	100.0%	0.79%	0.33%	0.26%

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Allowance for Credit Losses
For the 2022 third quarter, the Company recorded a provision for credit losses of $9.2 million, compared with a provision for credit losses of $3.2 million in the preceding second quarter and a negative provision for credit losses of $10.0 million in the 2021 third quarter.

Following is the allowance for credit losses and allowance coverage ratios as of September 30, 2022, June 30, 2022 and September 30, 2021:

(dollars in thousands) (unaudited)	9/30/2022	6/30/2022	9/30/2021
Allowance for credit losses	$160,561	$151,580	$136,774
Allowance for credit loss/loans receivable	1.04%	1.04%	1.02%
Allowance for credit losses/nonperforming loans	168.11%	139.63%	138.92%

Credit Quality
Following are the components of nonperforming assets as of September 30, 2022, June 30, 2022 and September 30, 2021:

(dollars in thousands) (unaudited)	9/30/2022	6/30/2022	9/30/2021
Loans on nonaccrual status (1)	$64,571	$69,522	$54,380
Delinquent loans 90 days or more on accrual status	5,306	12,468	4,567
Accruing troubled debt restructured loans	25,631	26,572	39,509
Total nonperforming loans	95,508	108,562	98,456
Other real estate owned	1,480	2,010	15,213
Total nonperforming assets	$96,988	$110,572	$113,669

(1)     Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $9.9 million, $13.2 million and $20.6 million, at September 30, 2022, June 30, 2022 and September 30, 2021, respectively.

Total nonperforming assets at September 30, 2022 decreased to $97.0 million from $110.6 million at June 30, 2022 and from $113.7 million at September 30, 2021. Quarter-over-quarter, the decrease in total nonperforming assets reflects reductions across the board in all categories.

Following are net charge offs (recoveries) and net charge offs (recoveries) to average loans receivable on an annualized basis for the three months ended September 30, 2022, June 30, 2022 and September 30, 2021:

	For the Three Months Ended
(dollars in thousands) (unaudited)	9/30/2022	6/30/2022	9/30/2021
Net charge offs (recoveries)	$219	$(930)	$42,678
Net charge offs (recoveries)/average loans receivable (annualized)	0.01%	(0.03)%	1.28%

Following are the components of criticized loan balances as of September 30, 2022, June 30, 2022 and September 30, 2021:

(dollars in thousands) (unaudited)	9/30/2022	6/30/2022	9/30/2021
Special mention	$79,399	$95,797	$306,766
Substandard	204,713	244,748	243,684
Total criticized loans	$284,112	$340,545	$550,450

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At September 30, 2022, special mention loans decreased 17.1% quarter-over-quarter and total criticized loans decreased 16.6% quarter-over-quarter. Compared with a year ago at September 30, 2021, special mention and total criticized loans decreased 74.1% and 48.4%, respectively.

Capital
At September 30, 2022, the Company and the Bank continued to exceed all regulatory capital requirements generally required to meet the definition of a “well-capitalized” financial institution. Following are capital ratios for the Company as of September 30, 2022, June 30, 2022 and September 30, 2021:

(unaudited)	9/30/2022	6/30/2022	9/30/2021	Minimum Guideline for “Well-Capitalized” Bank
Common Equity Tier 1 Capital	10.32%	10.69%	11.01%	6.50%
Tier 1 Leverage Ratio	10.25%	10.32%	9.98%	5.00%
Tier 1 Risk-Based Ratio	10.91%	11.33%	11.70%	8.00%
Total Risk-Based Ratio	11.72%	12.13%	12.42%	10.00%

Following are tangible common equity (“TCE”) per share and TCE as a percentage of tangible assets as of September 30, 2022, June 30, 2022 and September 30, 2021:

(unaudited)	9/30/2022	6/30/2022	9/30/2021
Tangible common equity per share (1)	$12.60	$12.80	$13.33
Tangible common equity to tangible assets (1)	8.09%	8.68%	9.24%

(1)    Tangible common equity represents common equity less goodwill and net other intangible assets. Tangible common equity per share represents tangible common equity divided by the number of shares issued and outstanding. Tangible assets represent total assets less goodwill and net other intangible assets. Tangible common equity to tangible assets is the ratio of tangible common equity over tangible assets. Tangible common equity, tangible common equity per share, tangible assets and tangible common equity to tangible assets are non-GAAP financial measures. Management’s reasons and purposes for using these non-GAAP financial measures are set forth in the following section. A quantitative reconciliation of the GAAP to non-GAAP financial measures is provided in the accompanying financial information on Table Pages 10 and 11.

Non-GAAP Financial Metrics

This news release contains certain non-GAAP financial measure disclosures, including pre-provision net revenue, ROA (PPNR), ROE (PPNR), tangible common equity, tangible common equity per share, tangible assets and tangible common equity to tangible assets. Management believes these non-GAAP financial measures provide meaningful supplemental information regarding its operational performance and the Company’s and the Bank’s capital levels and has included these figures in response to market participant interest in these financial metrics. A reconciliation of the GAAP to non-GAAP financial measures is provided in the accompanying financial information on Table Pages 10 and 11.

Investor Conference Call

The Company previously announced that it will host an investor conference call on Tuesday, October 25, 2022 at 9:30 a.m. Pacific Time / 12:30 p.m. Eastern Time to review financial results for its third quarter ended September 30, 2022. Investors and analysts are invited to access the conference call by dialing 866-235-9917 (domestic) or 412-902-4103 (international) and asking for the “Hope Bancorp Call.” A presentation to accompany the earnings call will be available at the Investor Relations section of Hope Bancorp’s website at www.ir-hopebancorp.com. Other interested parties are invited to listen to a live webcast of the call available at the Investor Relations section of Hope Bancorp’s website. After the live webcast, a replay will remain available at the Investor Relations section of Hope Bancorp’s website for one year. A telephonic replay of the call will be available at 877-344-7529 (domestic) or 412-317-0088 (international) for one week through November 1, 2022, replay access code 7421375.
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About Hope Bancorp, Inc.

Hope Bancorp, Inc. is the holding company of Bank of Hope, the first and only super regional Korean American bank in the United States with $19.08 billion in total assets as of September 30, 2022. Headquartered in Los Angeles and serving a multi-ethnic population of customers across the nation, Bank of Hope operates 54 full-service branches in California, Washington, Texas, Illinois, New York, New Jersey, Virginia, Alabama and Georgia. The Bank also operates SBA loan production offices in Seattle, Denver, Dallas, Atlanta, Portland, New York City, Northern California and Houston; commercial loan production offices in Northern California and Seattle; residential mortgage loan production offices in Southern California; and a representative office in Seoul, Korea. Bank of Hope specializes in core business banking products for small and medium-sized businesses, with an emphasis in commercial real estate and commercial lending, SBA lending and international trade financing. Bank of Hope is a California-chartered bank, and its deposits are insured by the FDIC to the extent provided by law. Bank of Hope is an Equal Opportunity Lender. For additional information, please go to bankofhope.com. By including the foregoing website address link, the Company does not intend to and shall not be deemed to incorporate by reference any material contained or accessible therein.

Forward-Looking Statements

Some statements in this news release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, expectations regarding the business environment in which we operate, projections of future performance, perceived opportunities in the market and statements regarding our business strategies, objectives and vision. Forward-looking statements include, but are not limited to, statements preceded by, followed by or that include the words “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions. With respect to any such forward-looking statements, the Company claims the protection provided for in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties. The Company’s actual results, performance or achievements may differ significantly from the results, performance or achievements expressed or implied in any forward-looking statements. The risks and uncertainties include, but are not limited to: possible deterioration in economic conditions in our areas of operation; interest rate risk associated with volatile interest rates and related asset-liability matching risk; liquidity risks; risk of significant non-earning assets, and net credit losses that could occur, particularly in times of weak economic conditions or times of rising interest rates; the failure of or changes to assumptions and estimates underlying the Company’s allowances for credit losses, regulatory risks associated with current and future regulations; and the COVID-19 pandemic and its impact on our financial position, results of operations, liquidity, and capitalization. For additional information concerning these and other risk factors, see the Company’s most recent Annual Report on Form 10-K. The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

Contacts:

Alex Ko Senior EVP & Chief Financial Officer 213-427-6560 alex.ko@bankofhope.com	Angie Yang SVP, Director of Investor Relations & Corporate Communications 213-251-2219 angie.yang@bankofhope.com

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Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share data)

Assets:	9/30/2022	6/30/2022	% change	9/30/2021	% change
Cash and due from banks	$331,336	$197,062	68%	$627,352	(47)%
Investment securities	2,264,533	2,352,997	(4)%	2,669,489	(15)%
Federal Home Loan Bank (“FHLB”) stock and other investments	65,192	87,109	(25)%	88,102	(26)%
Loans held for sale, at the lower of cost or fair value	41,989	76,376	(45)%	179,117	(77)%
Loans receivable	15,491,187	14,546,049	6%	13,418,691	15%
Allowance for credit losses	(160,561)	(151,580)	6%	(136,774)	17%
Net loans receivable	15,330,626	14,394,469	7%	13,281,917	15%
Accrued interest receivable	42,363	37,845	12%	47,102	(10)%
Premises and equipment, net	46,169	46,093	—%	45,307	2%
Bank owned life insurance	76,788	77,692	(1)%	76,756	—%
Goodwill	464,450	464,450	—%	464,450	—%
Servicing assets	11,601	11,215	3%	10,787	8%
Other intangible assets, net	6,212	6,698	(7)%	8,180	(24)%
Other assets	402,129	337,056	19%	300,467	34%
Total assets	$19,083,388	$18,089,062	5%	$17,799,026	7%

Liabilities:
Deposits	$15,502,209	$15,029,630	3%	$15,062,527	3%
FHLB and FRB borrowings	1,072,000	573,000	87%	200,000	436%
Convertible notes, net	216,913	216,678	—%	215,974	—%
Subordinated debentures	106,258	105,953	—%	105,057	1%
Accrued interest payable	11,713	4,112	185%	5,367	118%
Other liabilities	198,570	159,320	25%	135,703	46%
Total liabilities	$17,107,663	$16,088,693	6%	$15,724,628	9%

Stockholders’ Equity:
Common stock, $0.001 par value	$137	$137	—%	$136	1%
Capital surplus	1,428,052	1,424,891	—%	1,420,151	1%
Retained earnings	1,048,738	1,011,715	4%	897,766	17%
Treasury stock, at cost	(264,667)	(264,667)	—%	(247,198)	(7)%
Accumulated other comprehensive (loss) gain, net	(236,535)	(171,707)	(38)%	3,543	N/A
Total stockholders’ equity	1,975,725	2,000,369	(1)%	2,074,398	(5)%
Total liabilities and stockholders’ equity	$19,083,388	$18,089,062	5%	$17,799,026	7%

Common stock shares - authorized	150,000,000	150,000,000		150,000,000
Common stock shares - outstanding	119,479,253	119,473,939		120,198,061
Treasury stock shares	17,382,835	17,382,835		16,149,007
Table Page 1

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

	Three Months Ended					Nine Months Ended
	9/30/2022	6/30/2022	% change	9/30/2021	% change	9/30/2022	9/30/2021	% change

Interest and fees on loans	$175,078	$145,024	21%	$132,794	32%	$452,774	$394,353	15%
Interest on investment securities	13,498	12,308	10%	9,207	47%	37,462	24,835	51%
Interest on federal funds sold and other investments	606	492	23%	865	(30)%	1,642	2,175	(25)%
Total interest income	189,182	157,824	20%	142,866	32%	491,878	421,363	17%

Interest on deposits	30,667	12,220	151%	9,640	218%	51,563	33,106	56%
Interest on other borrowings and convertible notes	5,329	4,066	31%	2,930	82%	12,415	8,805	41%
Total interest expense	35,996	16,286	121%	12,570	186%	63,978	41,911	53%

Net interest income before provision (credit) for credit losses	153,186	141,538	8%	130,296	18%	427,900	379,452	13%
Provision (credit) for credit losses	9,200	3,200	188%	(10,000)	N/A	1,400	(13,700)	N/A
Net interest income after provision (credit) for credit losses	143,986	138,338	4%	140,296	3%	426,500	393,152	8%

Service fees on deposit accounts	2,535	2,270	12%	1,814	40%	6,779	5,381	26%
International service fees	834	744	12%	889	(6)%	2,372	2,525	(6)%
Loan servicing fees, net	981	843	16%	642	53%	2,660	2,620	2%
Wire transfer fees	856	858	—%	836	2%	2,614	2,603	—%
Net gains on sales of SBA loans	2,782	5,804	(52)%	2,459	13%	14,189	4,834	194%
Net gains on sales of residential mortgage loans	29	76	(62)%	781	(96)%	862	3,905	(78)%
Net gains (losses) on sales of other loans	117	(547)	N/A	—	100%	(430)	—	100%
Other income and fees	5,221	2,698	94%	3,196	63%	10,241	8,629	19%
Total noninterest income	13,355	12,746	5%	10,617	26%	39,287	30,497	29%

Salaries and employee benefits	53,222	51,058	4%	47,018	13%	152,025	130,543	16%
Occupancy	6,682	7,178	(7)%	7,473	(11)%	21,195	21,507	(1)%
Furniture and equipment	4,967	4,778	4%	4,429	12%	14,389	13,437	7%
Advertising and marketing	1,739	2,226	(22)%	2,656	(35)%	5,601	6,378	(12)%
Data processing and communications	2,469	2,893	(15)%	2,394	3%	7,823	7,542	4%
Professional fees	1,196	1,582	(24)%	2,431	(51)%	4,989	9,729	(49)%
FDIC assessment	1,633	1,450	13%	1,204	36%	4,652	3,743	24%
Credit related expenses	873	2,872	(70)%	1,266	(31)%	4,857	3,527	38%
OREO expense	378	5	7,460%	248	52%	740	827	(11)%
Software impairment	—	—	—%	—	—%	—	2,146	(100)%
Other	10,755	6,323	70%	6,383	68%	23,381	19,677	19%
Total noninterest expense	83,914	80,365	4%	75,502	11%	239,652	219,056	9%
Income before income taxes	73,427	70,719	4%	75,411	(3)%	226,135	204,593	11%
Income tax provision	19,679	18,631	6%	19,912	(1)%	59,561	51,644	15%
Net income	$53,748	$52,088	3%	$55,499	(3)%	$166,574	$152,949	9%

Earnings Per Common Share - Basic	$0.45	$0.43		$0.45		$1.39	$1.24
Earnings Per Common Share - Diluted	$0.45	$0.43		$0.45		$1.38	$1.23

Weighted Average Shares Outstanding - Basic	119,476,035	120,219,919		122,244,948		119,940,044	123,050,174
Weighted Average Shares Outstanding - Diluted	119,996,523	120,699,638		122,908,536		120,595,988	123,848,512
Table Page 2

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

	For the Three Months Ended (Annualized)			For the Nine Months Ended (Annualized)
Profitability measures:	9/30/2022	6/30/2022	9/30/2021	9/30/2022	9/30/2021
ROA	1.17%	1.17%	1.25%	1.23%	1.18%
ROE	10.58%	10.33%	10.61%	10.85%	9.86%
ROA (PPNR) (1)	1.79%	1.65%	1.47%	1.68%	1.47%
ROE (PPNR) (1)	16.26%	14.66%	12.51%	14.83%	12.30%
ROTCE (2)	13.77%	13.48%	13.71%	14.10%	12.78%
Net interest margin	3.49%	3.36%	3.07%	3.36%	3.08%
Efficiency ratio	50.39%	52.09%	53.58%	51.30%	53.43%
Noninterest expense / average assets	1.82%	1.80%	1.70%	1.77%	1.68%

(1) ROA (PPNR) and ROE (PPNR) are non-GAAP financial measures. Management’s reasons and purposes for using these non-GAAP financial measures are set forth on Table Pages 10 and 11 of this earnings release. A quantitative reconciliation of the Company’s GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Pages 10 and 11.

(2) Average tangible common equity is calculated by subtracting average goodwill and average core deposit intangible assets from average stockholders’ equity. This is a non-GAAP measure that we believe provides investors with information that is useful in understanding our financial performance and position.

Table Page 3

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Three Months Ended
	9/30/2022			6/30/2022			9/30/2021
		Interest	Annualized		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans, including loans held for sale	$14,925,298	$175,078	4.65%	$14,327,476	$145,024	4.06%	$13,286,382	$132,794	3.97%
Investment securities	2,366,696	13,498	2.26%	2,424,454	12,308	2.04%	2,370,672	9,207	1.54%
FHLB stock and other investments	107,724	606	2.23%	134,055	492	1.47%	1,197,537	865	0.29%
Total interest earning assets	$17,399,718	$189,182	4.31%	$16,885,985	$157,824	3.75%	$16,854,591	$142,866	3.36%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest bearing	$6,255,271	$19,614	1.24%	$6,487,890	$8,655	0.54%	$5,919,225	$5,946	0.40%
Savings	324,487	969	1.18%	323,114	937	1.16%	310,525	920	1.18%
Time deposits	3,146,432	10,084	1.27%	2,277,938	2,628	0.46%	2,914,977	2,774	0.38%
Total interest bearing deposits	9,726,190	30,667	1.25%	9,088,942	12,220	0.54%	9,144,727	9,640	0.42%
FHLB and FRB borrowings	448,837	2,393	2.12%	577,966	1,457	1.01%	200,000	640	1.27%
Convertible notes, net	216,762	1,322	2.39%	216,540	1,322	2.42%	215,840	1,321	2.39%
Subordinated debentures	102,182	1,614	6.18%	101,880	1,287	5.00%	100,993	969	3.75%
Total interest bearing liabilities	$10,493,971	$35,996	1.36%	$9,985,328	$16,286	0.65%	$9,661,560	$12,570	0.52%
Noninterest bearing demand deposits	5,719,155			5,715,830			5,848,983
Total funding liabilities/cost of funds	$16,213,126		0.88%	$15,701,158		0.42%	$15,510,543		0.32%
Net interest income/net interest spread		$153,186	2.95%		$141,538	3.10%		$130,296	2.84%
Net interest margin			3.49%			3.36%			3.07%

Cost of deposits:
Noninterest bearing demand deposits	$5,719,155	$—	—%	$5,715,830	$—	—%	$5,848,983	$—	—%
Interest bearing deposits	9,726,190	30,667	1.25%	9,088,942	12,220	0.54%	9,144,727	9,640	0.42%
Total deposits	$15,445,345	$30,667	0.79%	$14,804,772	$12,220	0.33%	$14,993,710	$9,640	0.26%

Table Page 4

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Nine Months Ended
	9/30/2022			9/30/2021
		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans, including loans held for sale	$14,378,774	$452,774	4.21%	$13,308,526	$394,353	3.96%
Investment securities	2,469,858	37,462	2.03%	2,297,450	24,835	1.45%
FHLB stock and other investments	197,287	1,642	1.11%	867,745	2,175	0.34%
Total interest earning assets	$17,045,919	$491,878	3.86%	$16,473,721	$421,363	3.42%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest bearing	$6,360,040	$33,970	0.71%	$5,555,711	$17,345	0.42%
Savings	322,058	2,834	1.18%	306,780	2,678	1.17%
Time deposits	2,683,217	14,759	0.74%	3,298,393	13,083	0.53%
Total interest bearing deposits	9,365,315	51,563	0.74%	9,160,884	33,106	0.48%
FHLB and FRB borrowings	423,875	4,537	1.43%	205,971	1,913	1.24%
Convertible notes, net	216,538	3,967	2.42%	215,483	3,967	2.43%
Subordinated debentures	101,882	3,911	5.06%	100,697	2,925	3.83%
Total interest bearing liabilities	$10,107,610	$63,978	0.85%	$9,683,035	$41,911	0.58%
Noninterest bearing demand deposits	5,702,754			5,451,908
Total funding liabilities/cost of funds	$15,810,364		0.54%	$15,134,943		0.37%
Net interest income/net interest spread		$427,900	3.01%		$379,452	2.84%
Net interest margin			3.36%			3.08%

Cost of deposits:
Noninterest bearing demand deposits	$5,702,754	$—	—%	$5,451,908	$—	—%
Interest bearing deposits	9,365,315	51,563	0.74%	9,160,884	33,106	0.48%
Total deposits	$15,068,069	$51,563	0.46%	$14,612,792	$33,106	0.30%

Table Page 5

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Three Months Ended					Nine Months Ended
AVERAGE BALANCES:	9/30/2022	6/30/2022	% change	9/30/2021	% change	9/30/2022	9/30/2021	% change
Loans, including loans held for sale	$14,925,298	$14,327,476	4%	$13,286,382	12%	$14,378,774	$13,308,526	8%
Investments	2,474,420	2,558,509	(3)%	3,568,209	(31)%	2,667,145	3,165,195	(16)%
Interest earning assets	17,399,718	16,885,985	3%	16,854,591	3%	17,045,919	16,473,721	3%
Total assets	18,428,874	17,876,945	3%	17,745,066	4%	18,018,588	17,344,095	4%

Interest bearing deposits	9,726,190	9,088,942	7%	9,144,727	6%	9,365,315	9,160,884	2%
Interest bearing liabilities	10,493,971	9,985,328	5%	9,661,560	9%	10,107,610	9,683,035	4%
Noninterest bearing demand deposits	5,719,155	5,715,830	—%	5,848,983	(2)%	5,702,754	5,451,908	5%
Stockholders’ equity	2,032,362	2,016,577	1%	2,092,018	(3)%	2,046,351	2,068,676	(1)%
Net interest earning assets	6,905,747	6,900,657	—%	7,193,031	(4)%	6,938,309	6,790,686	2%

LOAN PORTFOLIO COMPOSITION:	9/30/2022	6/30/2022	% change	9/30/2021	% change
Commercial loans	$5,124,421	$4,395,738	17%	$3,857,879	33%
Real estate loans	9,504,893	9,335,020	2%	8,908,657	7%
Consumer and other loans	861,873	815,291	6%	652,155	32%
Loans, net of deferred loan fees and costs	15,491,187	14,546,049	6%	13,418,691	15%
Allowance for credit losses	(160,561)	(151,580)	6%	(136,774)	17%
Loans receivable, net	$15,330,626	$14,394,469	7%	$13,281,917	15%

REAL ESTATE LOANS BY PROPERTY TYPE:	9/30/2022	6/30/2022	% change	9/30/2021	% change
Retail buildings	$2,632,564	$2,603,516	1%	$2,466,881	7%
Hotels/motels	1,091,047	1,143,982	(5)%	1,385,003	(21)%
Gas stations/car washes	1,056,217	1,080,777	(2)%	999,069	6%
Mixed-use facilities	825,289	833,342	(1)%	819,516	1%
Warehouses	1,271,104	1,279,647	(1)%	1,160,863	9%
Multifamily	1,199,320	989,840	21%	691,262	73%
Other	1,429,352	1,403,916	2%	1,386,063	3%
Total	$9,504,893	$9,335,020	2%	$8,908,657	7%

DEPOSIT COMPOSITION	9/30/2022	6/30/2022	% change	9/30/2021	% change
Noninterest bearing demand deposits	$5,590,952	$5,689,992	(2)%	$6,007,586	(7)%
Money market and other	5,885,093	6,339,467	(7)%	5,871,567	—%
Saving deposits	317,841	326,927	(3)%	314,603	1%
Time deposits	3,708,323	2,673,244	39%	2,868,771	29%
Total deposits	$15,502,209	$15,029,630	3%	$15,062,527	3%

Table Page 6

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

CAPITAL RATIOS:	9/30/2022	6/30/2022	9/30/2021
Total stockholders’ equity	$1,975,725	$2,000,369	$2,074,398
Common equity tier 1 ratio	10.32%	10.69%	11.01%
Tier 1 risk-based capital ratio	10.91%	11.33%	11.70%
Total risk-based capital ratio	11.72%	12.13%	12.42%
Tier 1 leverage ratio	10.25%	10.32%	9.98%
Total risk weighted assets	$17,070,444	$16,059,739	$14,737,809
Book value per common share	$16.54	$16.74	$17.26
Tangible common equity to tangible assets (1)	8.09%	8.68%	9.24%
Tangible common equity per share (1)	$12.60	$12.80	$13.33

(1) Tangible common equity to tangible assets is a non-GAAP financial measure that represents common equity less goodwill and core deposit intangible assets, net divided by total assets less goodwill and core deposit intangible assets, net. Management reviews tangible common equity to tangible assets in evaluating the Company’s capital levels and has included this ratio in response to market participant interest in tangible common equity as a measure of capital.

	Three Months Ended					Nine Months Ended
ALLOWANCE FOR CREDIT LOSSES CHANGES:	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021	9/30/2022	9/30/2021
Balance at beginning of period	$151,580	$147,450	$140,550	$136,774	$189,452	$140,550	$206,741
Provision (credit) for credit losses	9,200	3,200	(11,000)	1,500	(10,000)	1,400	(13,700)
Recoveries	331	1,642	19,403	3,615	1,906	21,376	4,630
Charge offs	(550)	(712)	(1,503)	(1,339)	(44,584)	(2,765)	(60,897)
Balance at end of period	$160,561	$151,580	$147,450	$140,550	$136,774	$160,561	$136,774
Net charge offs (recoveries)/average loans receivable (annualized)	0.01%	(0.03)%	(0.52)%	(0.07)%	1.28%	(0.17)%	0.56%

	Three Months Ended					Nine Months Ended
NET LOAN CHARGE OFFS (RECOVERIES):	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021	9/30/2022	9/30/2021
Real estate loans	$9	$(508)	$(16,418)	$(2,352)	$40,542	$(16,917)	$54,057
Commercial loans	115	(461)	(1,529)	144	1,117	(1,875)	1,218
Consumer loans	95	39	47	(68)	1,019	181	992
Total net charge offs (recoveries)	$219	$(930)	$(17,900)	$(2,276)	$42,678	$(18,611)	$56,267

Table Page 7

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

NONPERFORMING ASSETS:	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Loans on nonaccrual status (1)	$64,571	$69,522	$52,717	$54,616	$54,380
Delinquent loans 90 days or more on accrual status	5,306	12,468	3,090	2,131	4,567
Accruing troubled debt restructured loans	25,631	26,572	44,555	52,418	39,509
Total nonperforming loans	95,508	108,562	100,362	109,165	98,456
Other real estate owned	1,480	2,010	2,010	2,597	15,213
Total nonperforming assets	$96,988	$110,572	$102,372	$111,762	$113,669

Nonperforming assets/total assets	0.51%	0.61%	0.58%	0.62%	0.64%
Nonperforming assets/loans receivable & OREO	0.63%	0.76%	0.73%	0.80%	0.85%
Nonperforming assets/total capital	4.91%	5.53%	5.02%	5.34%	5.48%
Nonperforming loans/loans receivable	0.62%	0.75%	0.71%	0.78%	0.73%
Nonaccrual loans/loans receivable	0.42%	0.48%	0.37%	0.39%	0.41%
Allowance for credit losses/loans receivable	1.04%	1.04%	1.05%	1.01%	1.02%
Allowance for credit losses/nonaccrual loans	248.66%	218.03%	279.70%	257.34%	251.52%
Allowance for credit losses/nonperforming loans	168.11%	139.63%	146.92%	128.75%	138.92%
Allowance for credit losses/nonperforming assets	165.55%	137.09%	144.03%	125.76%	120.33%

(1) Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $9.9 million, $13.2 million, $17.0 million, $19.5 million, and $20.6 million, at September 30, 2022, June 30, 2022, March 31, 2022, December 31, 2021, and September 30, 2021, respectively.

NONACCRUAL LOANS BY TYPE:	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Real estate loans	$47,807	$53,966	$36,655	$39,756	$41,673
Commercial loans	7,675	8,206	8,686	11,025	10,991
Consumer loans	9,089	7,350	7,376	3,835	1,716
Total	$64,571	$69,522	$52,717	$54,616	$54,380

ACCRUING TROUBLED DEBT RESTRUCTURED LOANS:	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Retail buildings	$5,474	$6,337	$24,356	$28,483	$11,280
Hotels/motels	—	—	—	472	—
Gas stations/car washes	185	189	193	197	202
Mixed-use facilities	2,832	2,837	2,836	2,846	7,937
Warehouses	4,988	4,770	5,321	5,366	4,908
Other (2)	12,152	12,439	11,849	15,054	15,182
Total	$25,631	$26,572	$44,555	$52,418	$39,509

(2) Includes commercial business, consumer, and other loans

Table Page 8

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

ACCRUING DELINQUENT LOANS 30-89 DAYS PAST DUE:	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
30 - 59 days	$13,092	$10,090	$12,439	$29,723	$15,016
60 - 89 days	4,933	6,354	3,090	10,345	4,746
Total	$18,025	$16,444	$15,529	$40,068	$19,762

ACCRUING DELINQUENT LOANS 30-89 DAYS PAST DUE BY TYPE:	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Real estate loans	$9,694	$7,919	$6,097	$20,232	$10,359
Commercial loans	6,165	3,397	5,003	3,057	9,377
Consumer loans	2,166	5,128	4,429	16,779	26
Total	$18,025	$16,444	$15,529	$40,068	$19,762

CRITICIZED LOANS:	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Special mention	$79,399	$95,797	$166,958	$257,194	$306,766
Substandard	204,713	244,748	226,661	242,397	243,684
Total criticized loans	$284,112	$340,545	$393,619	$499,591	$550,450
Table Page 9

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

Reconciliation of GAAP financial measures to non-GAAP financial measures

Management reviews select non-GAAP financial measures in evaluating the Company’s and the Bank’s financial performance and in response to market participant interest. A reconciliation of the GAAP to non-GAAP financial measures utilized by management is provided below.

	Three Months Ended			Nine Months Ended
	9/30/2022	6/30/2022	9/30/2021	9/30/2022	9/30/2021
RETURN ON AVERAGE TANGIBLE COMMON EQUITY
Average stockholders’ equity	$2,032,362	$2,016,577	$2,092,018	$2,046,351	$2,068,676
Less: Goodwill and core deposit intangible assets, net	(470,941)	(471,421)	(472,918)	(471,424)	(473,438)
Average tangible common equity	$1,561,421	$1,545,156	$1,619,100	$1,574,927	$1,595,238

Net income	$53,748	$52,088	$55,499	$166,574	$152,949
Return on average tangible common equity (annualized)	13.77%	13.48%	13.71%	14.10%	12.78%

	9/30/2022	6/30/2022	9/30/2021
TANGIBLE COMMON EQUITY
Total stockholders’ equity	$1,975,725	$2,000,369	$2,074,398
Less: Goodwill and core deposit intangible assets, net	(470,662)	(471,148)	(472,630)
Tangible common equity	$1,505,063	$1,529,221	$1,601,768

Total assets	$19,083,388	$18,089,062	$17,799,026
Less: Goodwill and core deposit intangible assets, net	(470,662)	(471,148)	(472,630)
Tangible assets	$18,612,726	$17,617,914	$17,326,396

Common shares outstanding	119,479,253	119,473,939	120,198,061

Tangible common equity to tangible assets	8.09%	8.68%	9.24%
Tangible common equity per share	$12.60	$12.80	$13.33

Table Page 10

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

	Three Months Ended			Nine Months Ended
	9/30/2022	6/30/2022	9/30/2021	9/30/2022	9/30/2021
PRE-PROVISION NET REVENUE
Net interest income before provision (credit) for credit losses	$153,186	$141,538	$130,296	$427,900	$379,452
Noninterest income	13,355	12,746	10,617	39,287	30,497
Revenue	166,541	154,284	140,913	467,187	409,949
Less noninterest expense	83,914	80,365	75,502	239,652	219,056
Pre-provision net revenue	$82,627	$73,919	$65,411	$227,535	$190,893

Average assets	$18,428,874	$17,876,945	$17,745,066	$18,018,588	$17,344,095
ROA (PPNR)	1.79%	1.65%	1.47%	1.68%	1.47%

Average stockholders’ equity	2,032,362	2,016,577	2,092,018	2,046,351	2,068,676
ROE (PPNR)	16.26%	14.66%	12.51%	14.83%	12.30%

Table Page 11